UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/28/2007

Wave Wireless Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  0-25356

Delaware	77-0289371
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

6080 Center Drive, Suite 600
Los Angeles, California 90045
(Address of principal executive offices, including zip code)

310-242-5698
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

In connection with the confirmation of the Joint Chapter 11 Plan of Reorganization Proposed by the Debtor and the Official Committee of Unsecured Creditors (Joint Plan), discussed below, the Registrant entered into a Contingent Promissory Note in Favor of the Plan Administration Trust (Contingent Note). The Plan Administration Trust (Trust) was established by the Joint Plan to administer and distribute Trust assets to holders of unsecured claims of the Registrant under the terms of the Joint Plan. The Contingent Note provides for a further recovery to the Plan Trust under the terms of the Joint Plan in the event SDS Capital Group SPC Ltd. (SDS) receives a distribution under the Joint Plan that exceeds $2,476,658, plus all fees and expenses accrued under the Contingent Note (SDS Maximum Repayment). As of June 28, 2007, SDS has received $1,700,000 under the terms of the Joint Plan.

Under the terms of the Contingent Note, if SDS receives an amount in excess of the SDS Maximum Repayment, the Registrant will pay to the Trust an amount equal to 50% of any cash that remains or has accrued after (i) satisfying the SDS Maximum Repayment and all other distributions or dividends required under the Joint Plan, (ii) reserving cash sufficient to satisfy, in full, all obligations of, and claims against, the Registrant that have accrued during the one year period following the effective date of the Joint Plan, and (iii) reserving reasonably sufficient cash, in the Registrant's sole discretion, to fund ongoing business operations. The Contingent Note terminates on June 28, 2008.

The Registrant and SDS have also executed a Secured Promissory Note payable by the Registrant to SDS in the amount of $100,000 (SDS Note). The SDS Note will only be issued in the event the Registrant deems it necessary to provide for its working capital requirements. Any amounts due and payable SDS are secured by all assets of the Registrant under the terms of a Security Agreement.

The foregoing descriptions of the Joint Plan, Security Agreement, Contingent Note and the SDS Note are qualified in their entirety by reference to the complete text of the Joint Plan, Contingent Note, the SDS Note and the Security Agreement, copies of which are attached hereto as Exhibits 2, 10.02 and 10.03, and 10.01, respectively.

Item 1.03.    Bankruptcy or Receivership

On June 29, 2007, the Registrant filed a Notice of Effective Date with the United States Bankruptcy Court for the District of Delaware (Court), confirming the effective date of the Joint Plan. As a result, and under the terms of the Joint Plan, all equity interests in the Registrant as of the effective date, June 28, 2007, have terminated.

Item 3.02.    Unregistered Sales of Equity Securities

Following confirmation of the Joint Plan, the Registrant issued 100,000 shares of common stock, $0.01 par value per share (New Shares). The Registrant issued (i) 70,000 New Shares to SDS, and (ii) 30,000 shares to various parties. The issuance of the New Shares was done in consideration of a combination of the settlement, satisfaction and discharge of claims by certain secured lenders and/or holders of shares of preferred stock of the Registrant and cash payments in the aggregate amount of $30,000 by such persons. Cash proceeds from the $30,000 cash portion of the consideration for such shares will be used for general working capital purposes.

The Registrant relied, based on the confirmation order received from the Court, on Section 1145 of the U.S. Bankruptcy Code to exempt from the registration requirements of the Securities Act of 1933 the issuance and distribution of the New Shares.

Item 5.01.    Changes in Control of Registrant

As a result of the termination of all existing equity interests in the Registrant and the issuance of the New Shares, SDS now controls 80% of the voting capital stock of the Registrant. SDS obtained these shares under the Joint Plan through a combination of the settlement, satisfaction and discharge of preferred claims and a $10,000 cash payment. The source of funds for the cash portion of the consideration of such equity is general working capital. Prior to the effectiveness of the Joint Plan, the Registrant was controlled by the holders of the the Registrant's preferred stock and common stock.

In connection with the confirmation of the Joint Plan, SDS consented to the appointment of Daniel W. Rumsey, Richard Reiss and Mark Schaftlein as directors of the Registrant.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective June 28, 2007, Mark Schaftlein joined the Board of Directors of the Registrant in connection with the confirmation of the Joint Plan.

Mr. Schaftlein is currently Chief Executive Officer of Epicus Communications Group, Inc., and is President of Globalnet Corporation and Pacificap Entertainment Holdings, Inc. Mr. Schaftlein is also a consultant with Ocean Avenue Advisors, focusing on corporate finance, restructuring and management consulting. At Ocean Avenue Advisors, he concentrates on small and microcap companies with an emphasis on telecommunications, technology and finance. Mr. Schaftlein is a member of the Board of Directors of GlobalNet Corporation, Pacificap Entertainment Holdings, Inc. and Epicus Communications Group, Inc.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 28, 2007, the Registrant adopted an Amended and Restated Certificate of Incorporation (Certificate) and Amended and Restated Bylaws (Bylaws). The following sets forth a description of the key provisions of the Certificate and Bylaws.

Common and Preferred Stock

The Registrant's authorized capital stock consists of 250,000 shares, $0.01 par value per share. The Board is authorized to issue shares of preferred stock in one or more series and fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof.

Limitation of Director Liability and Indemnification of Directors and Officers

The Certificate limits the liability of the Registrant's directors to the fullest extent permitted by the Delaware General Corporation Law (DGCL). The DGCL provides that a corporation may limit the personal liability of its directors for monetary damages for breach of that individual's fiduciary duties as a director except for liability for any of the following: (a) a breach of the director's duty of loyalty to the corporation or its stockholders; (b) any act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law; (c) certain unlawful payments of dividends or unlawful stock repurchases or redemptions; or (d) any transaction from which the director derived an improper personal benefit. The Certificate also provides that the Registrant will indemnify its directors and officers to the fullest extent permitted by the DGCL.

Classification of Board of Directors

The Bylaws divide the Board into three classes of directors serving staggered three-year terms. Any director may be removed at any time, with or without cause, by a majority vote of the stockholders. In the event of a vacancy, a majority of the remaining directors may appoint a successor for the unexpired term.

Board Committees

The Board may, by resolution adopted by the affirmative vote of at least a majority of the votes entitled to be cast by the entire Board, designate one or more committees of the Board, each such committee to consist of one or more directors.

Special Meetings of Stockholders

The Bylaws provide that a special meeting of the stockholders may be called by the Board, the Chairman of the Board or the President of the Registrant. The Registrant must provide notice of the special meeting no less than 10 and no greater than 60 days prior to the date on which the meeting is to be held. Each stockholder shall have one vote for every share of stock entitled to vote that is registered in such stockholder's name.

Quorum

The Bylaws provide that the holders of a majority of the capital stock issued, outstanding and entitled to vote at a meeting of stockholders, present in person or represented by proxy, will constitute a quorum at any meeting of the stockholders held for the transaction of business.

Amendment of Bylaws

The Board shall have the power to amend or repeal the Bylaws, subject to the power of the stockholders of the Registrant to adopt bylaws and to amend or repeal bylaws adopted by the Board.

Amendment of Certificate

The Registrant reserves the right to amend, alter, change or repeal any provision contained in the Certificate, in the manner now or hereinafter prescribed by the DGCL.

The foregoing descriptions of the Certificate and Bylaws are qualified in their entirety by reference to the complete text of the Certificate and Bylaws, copies of which are attached hereto as Exhibits 3(i) and 3(ii), respectively.

Item 9.01.    Financial Statements and Exhibits

See Exhibit Index.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wave Wireless Corporation

Date: July 05, 2007	By:	/s/ Daniel W. Rumsey
Daniel W. Rumsey
President

Exhibit Index

Exhibit No.	Description
EX-10.02	Contingent Unsecured Promissory Note By Wave Wireless Corporation in Favor of the Plan Administration Trust
EX-10.03	Secured Promissory Note in Favor of SDS Capital Group SPC, Ltd.
EX-3.(i).	Amended and Restated Articles of Incorporation
EX-3.(ii).	Amended and Restated Bylaws
EX-10.01	Security Agreement in Favor of SDS Capital Group SPC, Ltd.
EX-2.	Plan of Reorganization